[ARTHUR ANDERSEN LETTERHEAD]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report dated December 7, 1999 on the financial statements of The Alger Fund for the year ended October 31, 1999 and to all references to our Firm included in or made part of the registration statement of The Alger Fund filed on form N-1A (Amendment No. 34), Investment Company Act File No. 811-1355 with the Securities and Exchange Commission.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP



New York, New York
September 26, 2000